EXHIBIT 99.2

Forest Laboratories, Inc. and its subsidiaries are referred to herein collectively as “we”, “our”, “Forest”, or the “Company”.

The following unaudited pro forma combined condensed financial information is based on the historical financial statements of Forest and Clinical Data, Inc. (Clinical Data) after giving effect to Forest’s acquisition of Clinical Data (Clinical Data Acquisition) and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

On April 13, 2011, the Company completed its acquisition of Clinical Data, a specialty pharmaceutical company focused on the development of first-in-class and best-in-category therapeutics, for $30 per share, plus contingent consideration, per a Contingent Value Rights agreement (CVR), of up to $6 per share, if certain milestones connected to sales of Viibryd™, one of the acquired products, are achieved.

The Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2011 gives effect to the Clinical Data Acquisition as if it had occurred on March 31, 2011.   The Unaudited Pro Forma Combined Condensed Statement of Income for the year ended March 31, 2011 gives effect to the Clinical Data Acquisition as if it had occurred on April 1, 2010.

The historical consolidated financial information of Forest and Clinical Data has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Clinical Data Acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Clinical Data Acquisition had occurred on April 1, 2010 or March 31, 2011, nor is it indicative of future operating results or financial position.

The allocation of the purchase price used in the unaudited pro forma combined condensed financial statements is based upon preliminary estimates.  Although we believe that the preliminary allocation of the purchase price is reasonable, the finalization of the valuation of the net assets acquired at the date of closing may differ significantly from those presented herein.  These preliminary estimates and assumptions are subject to change during the purchase price allocation period as we finalize the valuations of the net tangible and intangible assets acquired.  The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies or cost savings that we may achieve with respect to the combined companies, nor do they include the effects of certain restructuring activities which may occur.   No assurances can be made as to the amount of net cost savings, if any, that may be realized.

Assumptions underlying the pro forma adjustments are described in the accompanying notes and should be read in conjunction with the historical consolidated financial statements of Forest, included in our annual report on Form 10-K, and Clinical Data’s historical financial statements included in the exhibits contained in this Form 8-K/A.

FOREST LABORATORIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
MARCH 31, 2011
(In thousands)
	Forest	Clinical Data	Pro Forma Adjustments		Pro Forma Combined
Current Assets
Cash and cash equivalents	$2,137,838	$19,887	(1,276,865)	A1	$880,860
Marketable securities	1,713,303	-	-		1,713,303
Accounts receivable, net	535,486	-	-		535,486
Inventories	451,365	5,541	3,378	A2	460,284
Prepaid expenses and other current assets	421,681	1,239	-		422,920
Total Current Assets	5,259,673	26,667	(1,273,487)		4,012,853

Marketable securities and investments	529,917	-	-		529,917
Property, plant and equipment, net:	319,766	922	-		320,688

Other Assets:
Goodwill	14,965	30,833	688,667	A3	734,465
License agreements, product rights and other intangibles, net	725,494	5,923	984,077	A4	1,715,494
Deferred income taxes	71,340	-	-		71,340
Other assets	1,299	8,650	-		9,949
Total Assets	$6,922,454	$72,995	399,257		$7,394,706

See accompanying notes to the unaudited pro forma financial statements.

FOREST LABORATORIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
MARCH 31, 2011
(In thousands)

	Forest	Clinical Data	Pro Forma Adjustments		Pro Forma Combined
Liabilities and Stockholders' Equity
Current Liabilities:
Short term debt	$-	$5,303	(4,500)	A5	$803
Accounts payable	190,767	14,708	-		205,475
Accrued expenses	747,091	24,453	-		771,544
Total Current Liabilities	937,858	44,464	(4,500)		977,822

Long Term Liabilities:
Long term debt	-	38,251	(38,251)	A5	-
Income tax liabilities	485,716	-	396,000	A6	881,716
Other long term liabilities	-	14,774	21,514	A7	36,288
Total Long Term Liabilities	485,716	53,025	379,263		918,004

Contingencies

Stockholders' Equity
Preferred stock	-	-	-		-
Common stock	42,498	312	(312)	A8	42,498
Additional paid in capital	1,631,887	414,104	(414,104)	A8	1,631,887
Retained earnings (Deficit)	8,108,389	(438,910)	438,910	A8	8,108,389
Accumulated other comprehensive income	7,996	-	-		7,996
Treasury stock	(4,291,890)	-	-		(4,291,890)
Total Stockholders' Equity	5,498,880	(24,494)	24,494		5,498,880
Total Liabilities and Stockholders' Equity	$6,922,454	$72,995	399,257		$7,394,706

See accompanying notes to the unaudited pro forma financial statements.

FOREST LABORATORIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
FISCAL YEAR ENDED MARCH 31, 2011
(In thousands, except per share data)

	Forest	Clinical Data	Pro Forma Adjustments		Combined Pro Forma
Net sales	$4,213,126	$-	-		$4,213,126
Contract revenue	165,356	4,000	-		169,356
Interest income (expense)	29,568	(7,047)	-		22,521
Other income	11,650	2,001			13,651
Total revenue	4,419,700	(1,046)			4,418,654

Costs and expenses:
Cost of sales	963,981	1,000	-		964,981
Selling, general and administrative	1,402,111	42,896	(39,860)	A9	1,405,147
Research and development	715,872	57,411	-		773,283
Total costs and expenses	3,081,964	101,307	(39,860)		3,143,411

Income (loss) from continuing operations before income tax expense	1,337,736	(102,353)	39,860		1,275,243
Income tax expense/ (benefit)	290,966	(1,248)	(12,345)	A10	277,373
Net income (loss) from continuing operations	$1,046,770	$(101,105)	52,205		$997,870

Basic	$3.60	$(3.42)			$3.43
Diluted	$3.59	$(3.42)			$3.43

Basic	291,058	29,522			291,058
Diluted	291,175	29,522			291,175

See accompanying notes to the unaudited pro forma financial statements.

FOREST LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(In thousands, except per share data)
1.  Basis of Presentation

Forest Laboratories, Inc. and its subsidiaries are referred to herein collectively as “we”, “our”, “Forest”, or the “Company”.

The Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2011, and the Unaudited Pro Forma Combined Condensed Statement of Income for the year ended March 31, 2011, are based on the historical financial statements of Forest and Clinical Data, Inc. (Clinical Data) after giving effect to Forest’s acquisition of Clinical Data (Clinical Data Acquisition) and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

We account for business combinations pursuant to the Financial Accounting Standards Board Codification Topic 805, Business Combinations (ASC 805). In accordance with ASC 805, we allocate the purchase price of the acquired company to the net tangible and intangible assets acquired based upon their estimated fair values. We have made necessary significant assumptions and estimates in determining the preliminary allocation of the purchase price in the unaudited pro forma combined condensed financial statements. These preliminary estimates and assumptions are subject to change during the purchase price allocation period as we finalize the valuations of the net tangible and intangible assets acquired. In particular, the final valuations of identifiable intangible assets may change significantly from our preliminary estimates.  Although we believe that the preliminary allocation of the purchase price is reasonable, the finalization of the valuation of the net assets acquired may differ significantly from those presented herein.

The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Clinical Data Acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position.  The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies or cost savings that we may achieve with respect to the combined companies, nor do they include the effects of certain integration activities which may occur.  No assurances can be made as to the amount of net cost savings, if any, that may be realized.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of Forest included in our annual report on Form 10-K and Clinical Data’s historical financial statements included in the exhibits contained in this Form 8-K/A.

FOREST LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(In thousands, except per share data)
Accounting periods presented

Forest and Clinical Data both had a fiscal year end of March 31. The Unaudited Pro Forma Combined Condensed Balance Sheet has been prepared to reflect the acquisition as if it had occurred on March 31, 2011. The Unaudited Pro Forma Combined Condensed Statement of Income for the year ended March 31, 2011 has been prepared to reflect the acquisition as if it had occurred on April 1, 2010.

The Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2011 has been derived by combining the audited historical consolidated balance sheet of Forest as of March 31, 2011 and the audited historical consolidated balance sheet of Clinical Data as of March 31, 2011.  The Unaudited Pro Forma Combined Condensed Statement of Income for the year ended March 31, 2011 has been derived by combining the audited historical consolidated Statement of Income of Forest for the year ended March 31, 2011 with the audited historical consolidated Statement of Income of Clinical Data for the year ended March 31, 2011.

Reclassifications

No reclassifications were necessary.

Comparability of Results

The Unaudited Pro Forma Combined Condensed Statement of Income does not include certain non-recurring charges directly related to the acquisition and which will impact the statement of income during the next twelve months.  Specifically, we expect to incur approximately $10,000 (which is in addition to the approximately $30,000 liability recorded in the Unaudited Pro Forma Combined Condensed Balance Sheet) for transaction costs related to the acquisition.  These costs are non-recurring.

2.  Acquisition of Clinical Data, Inc.

On April 13, 2011, the Company completed its acquisition of Clinical Data, a specialty pharmaceutical company focused on the development of first-in-class and best-in-category therapeutics, for $30 per share, plus contingent consideration, per a Contingent Value Rights agreement (CVR), of up to $6 per share, if certain milestones connected to sales of Viibryd™, one of the acquired products, are achieved.  With this acquisition, the Company gains access to Clinical Data’s recently approved anti-depressant, Viibryd, as well as other candidates in Clinical Data’s pipeline including phase III candidate, Stedivaze™.  The acquisition was consummated by Dogwood Pharmaceutical Corp., a wholly-owned subsidiary of the Company, through a tender offer to acquire all of the outstanding shares of common stock of Clinical Data, all of the outstanding warrants to purchase shares that had exercise prices of $36.00 per share or less, and all of the outstanding convertible promissory notes.

FOREST LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(In thousands, except per share data)
The Company expects to fully integrate the operations of Clinical Data into its existing structure.  The aggregate consideration paid was approximately $1,300,000, which the Company financed with existing cash.

The CVR may require additional consideration to be paid by the Company in the form of milestone payments connected to sales of Viibryd as follows:
•	$1 per share if U.S. net sales of Viibryd over four consecutive fiscal quarters within the first 5 years from the date of the close reach or exceed $800,000
•	$2 per share if U.S. net sales of Viibryd over four consecutive fiscal quarters within the first 6 years from the date of the close reach or exceed $1,100,000 and;
•	$3 per share if U.S. net sales of Viibryd over four consecutive fiscal quarters within the first 7 years from the date of the close reach or exceed $1,500,000.

The approximate range of undiscounted amounts we could be required to pay under the CVR is between zero and $275,000. The fair value of the contingent consideration recognized at the acquisition date was approximately $25,000.  We determined the fair value of the liability for the contingent consideration based on a probability-weighted discounted cash flow analysis. This fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement within the fair value hierarchy. The fair value of the contingent consideration liability associated with future milestone payments was based on several factors including:

•	estimated net sales projections

•	the probability of success for sales milestones of Viibryd; and

•	the risk adjusted discount rate for fair value measurement.

The fair value will be evaluated quarterly or more frequently if circumstances dictate. Changes in the fair value of contingent consideration will be recorded in earnings.

Viibryd (vilazodone HCl) is a novel antidepressant approved for the treatment of adults with major depressive disorder (MDD).  The efficacy of Viibryd was established in two 8-week, multi-center, randomized, double-blind, placebo-controlled studies in adult (18-80 years of age) outpatients who met the Diagnostic and Statistical Manual of Mental Disorders (DSM-IV-TR) criteria for MDD.  The Company expects to launch Viibryd in the second half of 2011.

The Company also acquired Clinical Data’s pipeline including Phase III candidate, Stedivaze.  Stedivaze is in development as a pharmacologic stress agent for radionuclide myocardial perfusion imaging (MPI).  The Company expects to launch this product by 2014.

FOREST LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(In thousands, except per share data)
The following table summarizes the Company’s pro forma purchase price allocation which includes the estimated fair values of the assets acquired, including goodwill and intangible assets, and liabilities assumed as if the acquisition had occurred as of the pro forma balance sheet date. The purchase price allocation presented is for illustrative purposes only and these amounts are not intended to represent or be indicative of the purchase price allocation that would have been reported had the Clinical Data Acquisition been completed as of the pro forma balance sheet date. In addition, the pro forma purchase price allocation is provisional and may differ significantly from the final valuation of net tangible and intangible assets acquired.

Cash	$19,887
Inventory	8,919
Prepaid and other current assets	1,239
Property, plant and equipment	922
Other assets	8,650
Short term debt	(803)
Accounts payable	(14,708)
Accrued expenses	(24,453)
Deferred tax liabilities	(396,000)
Other liabilities	(11,069)
Intangible assets	990,000
Goodwill	719,500
Total Net Assets Acquired	1,302,084

Cash paid	1,276,865
Fair value of contingent consideration	25,219
Total Purchase Price	$1,302,084

Acquired goodwill includes the combined synergies of the purchased business, the assembled workforce and the Company’s access to Viibryd, a drug approved for the treatment of MDD in adults; a therapeutic class where the Company has extensive experience. In Viibryd, the Company obtained a newly approved product that will join the Company’s portfolio of products and will contribute to offsetting the expiration of the patent for Lexapro, which accounted for approximately 55% of the Company’s sales in fiscal 2011.  Lexapro faces patent expiration in March 2012. In addition the Company has gained access to earlier stage development projects and various therapeutic areas in which Clinical Data was involved. The Company has begun the integration of Clinical Data, which will be absorbed into the Company’s current segment and is expected to be fully integrated within the calendar year with minimal carryover. None of the goodwill is deductible for tax purposes.

FOREST LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(In thousands, except per share data)
4.  Pro Forma Adjustments

The pro forma adjustments reflect those matters that are a direct result of the transaction and for the Unaudited Pro Forma Condensed Consolidated Statement of Income, are expected to have continuing impact. The pro forma adjustments are as follows:

Balance Sheet Adjustments

(A1) To record the upfront consideration paid using cash of $1,276,865.

(A2) To record inventory at fair value, including pre-approval inventory purchased prior to acquisition, which was previously expensed by Clinical Data.

(A3) To record the following adjustments to Goodwill:

Eliminate Clinical Data Goodwill	$	(30,833)
Record Goodwill resulting from Forest acquisition		719,500
		$688,667

(A4) To record the following adjustments to License agreements, product rights and other intangibles, Net:

Eliminate Clinical Data Intangibles, Net	$	(5,923)
Record value of acquired Intangibles		990,000
		$984,077

(A5) To eliminate debt extinguished as a direct result of the acquisition, including convertible debt.

(A6) To record deferred income tax liabilities resulting from the difference between the book basis and the tax basis of the intangible assets recorded in connection with the business combination.

(A7) To record the following adjustments to Other long term liabilities:

Adjust Adenosine Acquisition contingent payment to fair value	$	(3,705)
Record fair value of Clinical Data Acquisition contingent payment.		25,219
		$21,514

(A8) To eliminate the equity balances of Clinical Data.

FOREST LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(In thousands, except per share data)

Statement of Income Adjustments

(A9) To record the following adjustments to SG&A:

Eliminate executive compensation	$(9,860)
Eliminate acquisition related costs	(30,000)
$(39,860)

(A10) To true up the effective tax rate for the combined pro forma statement of income.

Note: Discontinued operations of Clinical Data were excluded in accordance with pro forma requirements.